Exhibit 10.3

SYNTA PHARMACEUTICALS CORP.

AMENDED AND RESTATED*

DIRECTOR COMPENSATION POLICY

The Board of Directors of Synta Pharmaceuticals Corp. (the “Company”) has approved the following policy which establishes compensation to be paid to non-employee directors of the Company, to provide an inducement to obtain and retain the services of qualified persons to serve as members of the Company’s Board of Directors.  Each such director will receive as compensation for his or her services (i) a stock option grant upon his or her initial appointment or election to the Board of Directors of the Company, (ii) an annual fee payable in cash and/or stock, (iii) an annual stock option grant and (iv) additional fees for service on a committee of the Board of Directors or as Chairman of the Board of Directors, all as further set forth herein.

Applicable Persons

This Policy shall apply to each director of the Company who (a) is not an employee of the Company or any Affiliate and (b) does not receive compensation as a consultant to the Company or any Affiliate unless such compensation is received solely for services provided as a member of the Scientific Advisory Board (each, an “Outside Director”).  Affiliate shall mean a corporation which is a direct or indirect parent or subsidiary of the Company, as determined pursuant to Section 424 of the Internal Revenue Code of 1986, as amended.

Stock Option Grant Upon Initial Appointment or Election as a Director

Number of Shares

Each new Outside Director on the date of his or her initial appointment or election to the Board of Directors, shall be granted a non-qualified stock option to purchase 15,000 shares of the Company’s common stock under the Company’s then applicable stockholder-approved stock plan (the “Stock Plan”), subject to automatic adjustment in the event of any stock split or other recapitalization affecting the Company’s common stock.

Vesting Provision

Such option shall vest as to 25% of such grant on the first anniversary of the date of grant of the option and as to an additional 6.25% of such grant on the last day of each successive three month period thereafter, provided such Outside Director continues to serve as a member of the Board of Directors.  However, in the event of termination of service of an Outside Director, such option shall vest to the extent of a pro rata portion through the Outside Director’s last day of service based on the number of days accrued in the applicable period prior to his or her termination of service.

*  Amended and Restated as of June 11, 2008.

Exercise Price and Term of Option

Each option granted shall have an exercise price per share equal to the Fair Market Value (as defined in the Stock Plan) of the shares of common stock of the Company on the date of grant of the option, have a term of ten years and shall be subject to the terms and conditions of the Stock Plan.  Each such option grant shall be evidenced by the issuance of a non-qualified stock option agreement.

Early Termination of Option Upon Termination of Service

If an Outside Director:

a.             ceases to be a member of the Board of Directors for any reason other than death or disability, any then vested and unexercised options granted to such Outside Director may be exercised by the director within a period of three months after the date the director ceases to be a member of the Board of Directors and in no event later than the expiration date of the option; or

b.             ceases to be a member of the Board of Directors by reason of his or her death or disability, any then vested and unexercised options granted to such director may be exercised by the director (or by the director’s personal representative, or the director’s survivors) within a period of one year after the date the director ceases to be a member of the Board of Directors and in no event later than the expiration date of the option.

Annual Fee

Annual Fee to Each Outside Director (the “Annual Fee”)

Each Outside Director shall be compensated on an annual basis for providing services to the Company.  Except as otherwise set forth in this Policy, director compensation shall be paid for the period from July 1 through June 30 of each year.  Each Outside Director shall receive compensation consisting of one of the following combinations of cash and/or a grant of common stock, subject to certain contractual restrictions, under the Stock Plan, at the election of each Outside Director, as follows:

•      $40,000 cash,

•      $30,000 cash and such number of shares of the Company’s common stock as is equal to $10,000 on the date of grant of the shares,

•      $20,000 cash and such number of shares of the Company’s common stock as is equal to $20,000 on the date of grant of the shares,

•      $10,000 cash and such number of shares of the Company’s common stock as is equal to $30,000 on the date of grant of the shares, or

•      such number of shares of the Company’s common stock as is equal to $40,000 on the date of the grant of the shares.

Additional Annual Fee to Outside Director Serving as Chairman of the Board (the “Annual Chairman Fee”)

If the Chairman of the Board of Directors is an Outside Director, he or she shall receive an additional annual fee of $20,000 for the period from July 1 through June 30 of each year.  Such compensation shall consist of one of the following combinations of cash and/or a grant of common stock, subject to certain contractual restrictions, under the Stock Plan, at the election of the Chairman of the Board of Directors, as follows:

•      $20,000 cash,

•      such number of shares of the Company’s common stock as is equal to $20,000 on the date of the grant of the shares, or

•      any combination of cash or grant of shares that equals $20,000.

Calculation of Shares

The number of shares to be received by an Outside Director shall be calculated by dividing the total dollar amount that the Outside Director has elected to be paid in shares of common stock for his or her Annual Fee and/or his or her Annual Chairman Fee, as applicable, by the Fair Market Value (as defined in the Stock Plan) of the shares of common stock of the Company on the last business day prior to the date of grant of the shares (rounded down to the nearest whole number so that no fractional shares shall be issued).

Election

Each Outside Director shall make an election on the form provided by the Company, indicating the combination of his or her Annual Fee and, if applicable, his or her Annual Chairman Fee, prior to each annual meeting of stockholders.  If the Company does not schedule an annual meeting of stockholders to be held on or before June 30 of any year, each Outside Director shall make his or her election(s) by June 15 of the applicable year.

Cash Payments

Any cash portion of the Annual Fee or Annual Chairman Fee to be paid to an Outside Director shall be paid quarterly in arrears as of the last day of each calendar quarter.  If an Outside Director dies, resigns or is removed during any quarter, he or she shall be entitled to a cash payment for his or her Annual Fee on a pro rata basis through his or her last day of service.  If the Chairman of the Board of Directors dies, resigns as Chairman of the Board or is removed during any quarter, he or she shall be entitled to a cash payment for his or her Annual Chairman Fee on a pro rata basis through his or her last day of service as Chairman of the Board.

Restricted Stock Grants

Shares of common stock shall be granted at the first meeting of the Board of Directors following each annual stockholders meeting, or if no such meeting of the Board of Directors shall occur before June 30 of the applicable year, by unanimous written consent dated June 30 of that year.

The shares issued as all or part of the Annual Fee shall be subject to a lapsing repurchase right such that the shares shall be subject to forfeiture to the Company if such Outside Director does not continue to serve as a member of the Board of Directors as of the end of the applicable quarter as follows: the repurchase right shall lapse as to 25% of each such grant on each of September 30, December 31, March 31 and June 30 thereafter, provided such Outside Director continues to serve as a member of the Board of Directors as of the applicable date.

The shares issued as all or part of the Annual Chairman Fee shall be subject to a lapsing repurchase right such that the shares shall be subject to forfeiture to the Company if such Outside Director does not continue to serve as Chairman of the Board of Directors as of the end of the applicable quarter as follows: the repurchase right shall lapse as to 25% of the grant on each of September 30, December 31, March 31 and June 30 thereafter, provided such Outside Director continues to serve as Chairman of the Board of Directors as of the applicable date.

Initial Annual Fee and Annual Chairman Fee For Newly Appointed or Elected Directors

Each Outside Director who is first appointed or elected to the Board of Directors after the date of the adoption of this Policy shall receive his or her first year’s Annual Fee and, if applicable, Annual Chairman Fee, prorated in accordance with the terms of this Policy from the beginning of the next calendar quarter after his or her initial appointment or election through the following June 30.  Each such Outside Director shall make an election prior to the beginning of the next calendar quarter after his or her initial appointment or election as to the combination of cash and/or stock.  The Board of Directors shall, by unanimous written consent dated the date of the first day of such quarter, grant any shares to be issued to such Outside Director as part of such compensation.  Any such shares shall be subject to a pro rata lapsing repurchase right as of the last day of each quarter remaining in such initial period, provided, with respect to the Annual Fee, such Outside Director continues to serve as a member of the Board of Directors, or, with respect to the Annual Chairman Fee, such Outside Director continues to serve as Chairman of the Board of Directors, as of the end of the applicable quarter.

Purchase Price and Other Provisions Applicable to All Stock Grants

Shares granted shall have a purchase price equal to the par value of the common stock on the date of grant and shall be subject to the terms and conditions of the Stock Plan.  The terms of such grant shall be evidenced by a restricted stock agreement to be entered into between the Company and the Outside Director.  In addition, in the event of termination of service of an Outside Director, or termination of service as Chairman of the Board of Directors, as applicable, the Company’s lapsing repurchase right shall be deemed to have lapsed to the extent of a pro rata portion of the shares through the Outside Director’s last day of service as a director, or the last day of service as Chairman of the Board of Directors, as applicable, based on the number of days accrued in the applicable period prior to his or her termination of service.

Annual Stock Option Grant

Number of Shares

At the first meeting of the Board of Directors following each annual stockholders meeting, or if no such meeting of the Board of Directors shall occur before June 30 of the applicable year, by unanimous written consent dated June 30 of that year, each Outside Director shall be granted a non-qualified stock option to purchase 5,500 shares of the Company’s common stock under the Stock Plan, subject to automatic adjustment in the event of any stock split or other recapitalization affecting the Company’s common stock (the “Annual Stock Option Grants”). In addition, if on such date the Chairman of the Board of Directors is an Outside Director, he or she shall be granted an additional non-qualified stock option to purchase 2,500 shares of the Company’s common stock under the Stock Plan, subject to automatic adjustment in the event of any stock split or other recapitalization affecting the Company’s common stock (the “Annual Chairman Stock Option Grant”).

Vesting Provision

Each Annual Stock Option Grant shall vest as to 25% of such grant on each of September 30, December 31, March 31 and June 30 thereafter, provided such Outside Director continues to serve as a member of the Board of Directors.  Each Annual Chairman Stock Option Grant shall vest as to 25% of such grant on each of September 30, December 31, March 31 and June 30 thereafter, provided such Outside Director continues to serve as Chairman of the Board of Directors. However, in the event of termination of service of an Outside Director, or termination of service as Chairman of the Board of Directors, as applicable, such option shall vest to the extent of a pro rata portion through the Outside Director’s last day of service as a director, or the last day of service as Chairman of the Board of Directors, as applicable, based on the number of days accrued in the applicable period prior to his or her termination of service.

Exercise Price and Term of Option

Each option granted shall have an exercise price per share equal to the Fair Market Value (as defined in the Stock Plan) of the shares of common stock of the Company on the date of grant of the option, have a term of ten years and shall be subject to the terms and conditions of the Stock Plan.  Each such option grant shall be evidenced by the issuance of a non-qualified stock option agreement.

Early Termination of Option Upon Termination of Service

If an Outside Director:

a.             ceases to be a member of the Board of Directors for any reason other than death or disability, any then vested and unexercised options granted to such Outside Director may be exercised by the director within a period of three months after the date the director ceases to be a member of the Board of Directors and in no event later than the expiration date of the option; or

b.             ceases to be a member of the Board of Directors by reason of his or her death or disability, any then vested and unexercised options granted to such director may be exercised by the director (or by the director’s personal representative, or the director’s survivors) within a period of one year after the date the director ceases to be a member of the Board of Directors and in no event later than the expiration date of the option.

Board Committee Compensation

Each Outside Director shall also receive an annual fee of $5,000 for each Committee of the Board of Directors on which such individual serves.  However, the Chairman of each Committee, other than the Audit Committee, shall receive an annual fee of $10,000, and the Chairman of the Audit Committee shall receive an annual fee of $15,000 for services as Chairman.  Payment of such fees shall be made quarterly in arrears on the last day of each calendar quarter and upon death, resignation or removal, payment shall be made pro rata through the last day of service.

Expenses

Upon presentation of documentation of such expenses reasonably satisfactory to the Company, each Outside Director shall be reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board of Directors, Committees thereof or in connection with other Board related business.

Amendments

The Board of Directors shall review this Policy from time to time to assess whether any amendments in the type and amount of compensation provided herein should be adjusted in order to fulfill the objectives of this Policy.

DATED:  June 11, 2008